UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2012 (November 19, 2012)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2012, the Company entered into an employment agreement with Robert Ladd, to act as its CEO and President (which is attached as Exhibit 10.1 hereto).The agreement provides for a two year term, subject to automatic renewals. The agreement provides for a base salary of $285,000 per year. Pursuant to the agreement, the Company also granted Mr. Ladd 50,000 shares of unregistered common stock. The agreement also contains non-compete and change of control provisions.

On November 19,2012, the Company entered into an employment agreement with Robert P. Traversa to act as its Treasurer and Chief Financial Officer (which is attached hereto as exhibit 10.2 hereto). The agreement provides for a two year term, subject to automatic renewals. The agreement provides for a base salary of $275,000 per year. Pursuant to the agreement, the Company also granted Mr. Traversa 50,000 shares of unregistered common stock. The agreement also contains non-compete and change of control provisions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement dated November 19, 2012 by and between the Company and Robert Ladd.

10.2	Employment Agreement dated November 19, 2012 by and between the Company and Robert P. Traversa.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 23, 2012

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Robert B. Ladd Title: President and Chief Executive Officer